SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2007

Alcan Inc.
 (Exact name of Registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

1-3677	Inapplicable
Commission File Number	(I.R.S. Employer Identification No.)

1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2 (Address of principal executive offices, including postal code)

(514) 848-8000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Paragraph (b): As stated in the Proxy Circular of Alcan Inc. ("Alcan" or the "Company") filed as Exhibit 99.1 of the Annual Report on Form 10-K for the year ended December 31, 2006, Messrs. Saint-Pierre and Morgan did not stand for re-election at the Annual Meeting held on April 26, 2007. In accordance with Board practices, Mr. Saint-Pierre was not a nominee having reached retirement age. In addition, Mr. Morgan was not a nominee for personal reasons.  Dr. Heather Munroe-Blum was elected as a new Director at the Annual Meeting.

Paragraph (e):

Amendments to the Alcan Executive Share Option Plan

On April 26, 2007, Shareholders of Alcan approved amendments to the Alcan Executive Share Option Plan ("AESOP"). The amendments to the AESOP included a new amendment provision and an extension of the option expiry dates that fall within a trading blackout.

The new amendment provision lists specifically all the changes to the AESOP that will be subject to Shareholder approval and the changes that may made with the Board of Directors' approval.

The AESOP was also modified to extend the option period for insiders when it would terminate while a trading blackout is in effect. Insiders are not allowed to exercise their options when a trading blackout is in effect. The amendment added a new definition of "Blackout Period" and "Business Day" as well as a section whereby, if the date on which an option expires is during a "Blackout Period" or within ten business days after the last day of a "Blackout Period", the date of expiry of such option will be the last day of such ten business day period.

Amendments to the Alcan Stock Price Appreciation Unit Plan

On April 26, 2007, the Board of Directors of Alcan approved an amendment to the Stock Price Appreciation Unit ("SPAU"). The amendment also related to the extension of the unit expiry dates that fall within a trading blackout.

The SPAU was modified to extend the unit period for insiders when it would terminate while a trading blackout is in effect. Insiders are not allowed to exercise their units when a trading blackout is in effect. The amendment added a new definition of "Blackout Period" and "Business Day" as well as a section whereby, if the date on which a unit expires is during a "Blackout Period" or within ten business days after the last day of a "Blackout Period", the date of expiry of such option will be the last day of such ten business day period.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS.

     (c)           Exhibits

        10.1        Alcan Executive Share Option Plan, dated April 30, 1990, as amended. (Filed herewith.)

                                            10.2        Alcan Stock Price Appreciation Unit Plan, dated September 27, 2001, as amended. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCAN INC.

BY:	/s/ Roy Millington
Roy Millington
Corporate Secretary

Date: April 27, 2007

EXHIBIT INDEX

Exhibit

Number                                                                    Description

10.1            Alcan Executive Share Option Plan, dated April 30, 1990, as amended. (Filed herewith.)

10.2            Alcan Stock Price Appreciation Unit Plan, dated September 27, 2001, as amended. (Filed herewith.)